EXHIBIT 99.1
PRESS RELEASE

CMC Materials Reports Results for the First Quarter of Fiscal 2022
•Record Company Revenue of $317.0 Million, 10.1% Higher than Last Year and 1.6% Higher Sequentially
•Electronic Materials Segment Revenue of $267.7 Million, 13.0% Higher than Last Year and 5.3% Higher Sequentially

AURORA, IL, February 2, 2022 – CMC Materials, Inc. (Nasdaq: CCMP), a leading global supplier of consumable materials primarily to semiconductor manufacturers, today reported financial results for its first quarter of fiscal 2022, which ended December 31, 2021.

“I am proud of the CMC Materials team for delivering our fifth consecutive quarter of record revenue,” said David Li, President and CEO of CMC Materials. “Strong growth in our Electronic Materials segment was driven by robust demand for our innovative and high performing solutions and supported by a healthy semiconductor industry. Additionally, we are encouraged by the sequential and year-over-year improvement in our pipeline and industrial materials (PIM) business.”

Regarding the company’s previously announced pending transaction with Entegris, Inc. (“Entegris Transaction”), Mr. Li commented, “Our strong focus on technology innovation and customer partnerships will continue as part of Entegris’ leading electronic materials platform, while providing expanded opportunities for our stakeholders.”

Key Financial Information for the First Quarter

•Revenue was $317.0 million, 10.1% higher than the same quarter last year.
◦Growth was driven by 13.0% growth in the company’s Electronic Materials segment, which represents more than 80% of the company’s revenue. Revenue in the Performance Materials segment declined 3.3%.
◦During the first quarter of fiscal 2022, the company implemented price increases to its global customer base to largely offset the expected higher costs for raw materials, freight and logistics.
◦Revenue was up 1.6% sequentially, driven by both volume and price.

•Gross margin was 39.7% versus 42.7% in the prior year. Adjusted gross margin1 was 41.2%, versus 44.2% in the prior year.
◦This decline was primarily due to higher raw materials, freight and logistics costs across both segments.
◦During the first fiscal quarter, the company began the implementation of global price increases to largely offset the increased costs for raw materials, freight and logistics. These global pricing actions are expected to largely offset those increased costs in the second fiscal quarter.
◦The company continues to evaluate further pricing actions to offset additional inflationary headwinds as needed.

•Net income was $27.4 million compared to $31.5 million in the same quarter last year. In the quarter, the company recorded a $9.4 million impairment charge for the company’s exit of the wood treatment business, $6.1 million in transaction expenses related to the Entegris Transaction, and $3.0 million of severance costs related to the Future Forward strategic cost optimization program, previously announced in November 2021.

•Adjusted net income1 was $59.4 million, 4.6% higher compared to the prior year.
◦The increase was driven by higher revenue, lower operating expenses, and a lower effective tax rate, which reflected increased benefit from stock option activity during the quarter.
◦Higher raw materials, freight, and logistics costs partially offset the increase.

•Diluted EPS was $0.95 compared to $1.07 in the same quarter last year. Adjusted diluted EPS1 was $2.06, 7.3% higher compared to the same quarter last year.

•Adjusted EBITDA1 was $91.9 million, up slightly compared to the same quarter last year. Adjusted EBITDA margin1 for the quarter was 29.0%, compared to 31.8% in the same quarter last year.
◦The Adjusted EBITDA margin1 decline was due to higher raw materials, freight and logistics costs, partially offset by global price increases.
◦Adjusted operating expenses1 as a percent of sales were down slightly year-over-year.

1Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

Electronic Materials – Revenue was $267.7 million, 13.0% higher than revenue in the same quarter last year due to growth across all segment businesses, continuing the company’s track record of outpacing wafer start growth. Sequentially, revenue was 5.3% higher driven by growth in CMP slurries and electronic chemicals.

•CMP slurries increased 8.5% compared to the first fiscal quarter of 2021 driven by customer technology advancement and continued robust demand for the company’s products.
•CMP pads increased 8.9% year-over-year due to a continued robust semiconductor demand environment and new position wins.
•Electronic chemicals increased 13.9% compared to the same quarter last year driven by strong customer demand, particularly in Europe, and new position wins.

Adjusted EBITDA was $88.1 million, or 32.9% of revenue, compared to $80.8 million, or 34.1% of revenue, in the same quarter last year. The Adjusted EBITDA margin1 decline was due to higher costs for raw materials, freight and logistics, which more than offset the benefit from higher revenue from all businesses in the segment. Global price increases, which began to be implemented during the quarter, are expected to largely offset the higher costs for raw materials, freight and logistics.

Performance Materials – Revenue was $49.4 million for the quarter, 3.3% lower than revenue in the same quarter last year, and 14.3% lower sequentially due to the exit of the wood treatment business, which is expected to be completed by the end of the second quarter of fiscal 2022. Lower revenue from the wood treatment business more than offset the year-over-year increase in the PIM business.

•PIM revenue increased 2.8% compared to the same quarter last year, and 5.2% sequentially. The PIM business continued to execute against its strategic initiatives by pursuing new customer opportunities and achieving additional progress on developing the R&D pipeline with a focus on driving profitability improvement.

Adjusted EBITDA was $15.0 million, or 30.4% of revenue1, compared to $23.0 million, or 45.0% of revenue1, in the same quarter last year. The Adjusted EBITDA decline was primarily the result of the exit of the wood treatment business and a significant increase in the cost of a key raw material in the PIM business.

Please refer to the financial table below titled “Segment Revenue and Adjusted EBITDA” for more information.

Current Financial Guidance

The company currently expects total revenue in the second quarter of fiscal 2022 to be flat to up low single digits sequentially compared to revenue in the first quarter of fiscal 2022. Electronic Materials revenue is expected to be up low single digits sequentially. Primarily because the company is exiting the wood treatment business, Performance Materials revenue is expected to be down mid to high single digits compared to the first quarter of fiscal 2022.

In terms of Adjusted EBITDA margin for the company’s second fiscal quarter, historically this quarter has been lower than the first fiscal quarter due to the timing of typical annual items such as merit and benefit increases.

The company is reiterating full fiscal 2022 guidance, which includes Adjusted EBITDA1 to be between $355 million to $385 million, depreciation and amortization to be between $50 million to $55 million, tax rate to be between 20% to 23%, and capital spending to be between $60 million to $80 million. Interest expense is now expected to be between $38 million to $40 million.

The company’s outlook includes its exit of the wood treatment business by the end of the second fiscal quarter of 2022, which is expected to negatively impact Adjusted EBITDA by approximately $37 million compared to fiscal 2021. The company expects to generally offset this impact with organic growth, as well as the initial impact of the Future Forward program, which benefits the second half of the fiscal year.

Additionally, in the second quarter, the global pricing actions taken are expected to largely offset the increased costs for raw materials, freight and logistics. The company continues to evaluate further pricing actions to mitigate additional inflationary headwinds as needed.

Please refer to the company’s fourth quarter and full year fiscal 2021 earnings slides and remarks document for additional details on the exit of the wood treatment business and full fiscal 2022 guidance. The document can be accessed here, or by visiting the Quarterly Results section of the company’s investor relations website.

With respect to this guidance, the company notes the continued uncertainty as to the ongoing macroeconomic environment and the impact of the COVID-19 Pandemic (“Pandemic”) on the industries in which the company participates.

Future Forward Strategic Cost Optimization Program

The company’s Future Forward program is designed to implement structural changes to enhance operational efficiencies, while maintaining a strong focus on technology, innovation and customer partnerships. The Future Forward program is proceeding as planned, and the company continues to expect the program to drive savings of approximately $15 million in fiscal year 2022, which should be a direct benefit to the company’s Adjusted EBITDA, and ongoing annualized savings in the range of $20 million-$25 million by approximately the end of fiscal 2023.

Entegris Transaction

Please refer to www.EntegrisCMCTransaction.com for more information about the Entegris Transaction.

Conference Call

In light of the Entegris Transaction, the company has not scheduled a conference call to discuss its quarterly financial results.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials primarily to semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,200 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company’s financial results are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and net debt. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and excludes certain items that affect comparability from period to period. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue.

The non-GAAP financial measures provided in this press release are a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to impairment charges, Entegris Transaction-related expenses, Future Forward-related expenses, acquisitions, such as expenses incurred to complete an acquisition and related integration and acquisition-related amortization expenses, costs of restructuring related to the wood treatment business, and costs incurred related to the Pandemic net of grants received, are not indicative of its core operating results and thus presents these certain measures excluding these effects. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, the proposed Entegris Transaction, including expected timing, completion and effects of the proposed transaction; expected savings from our Future Forward strategic cost optimization program, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, and the expected benefits and synergies of such transactions; divestment or disposition, or cessation of investment, in certain of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; the targeted benefits of company cost reduction or optimization initiatives; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the Pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance and costs of compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats and vulnerabilities; and, financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed on November 12, 2021 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, to be filed by February 3, 2022. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

ADDITIONAL INFORMATION ABOUT THE ENTEGRIS TRANSACTION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the Entegris Transaction. In connection with the Entegris Transaction, Entegris filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that included a proxy statement of CMC and that also constitutes a prospectus of Entegris. Each of Entegris and CMC may also file other relevant documents with the SEC regarding the Entegris Transaction. This document is not a substitute for the proxy statement/prospectus or Registration Statement or any other document that Entegris or CMC may file with the SEC. The Registration Statement on Form S-4 was declared effective by the SEC on January 28, 2022 and CMC commenced mailing of the definitive proxy statement/prospectus to its stockholders on or about January 28, 2022. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE

REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ENTEGRIS TRANSACTION. Investors and security holders will be able to obtain free copies of these documents and other documents containing important information about Entegris and CMC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Entegris are available free of charge on Entegris’ website at http://Entegris.com or by contacting Entegris’ Investor Relations Department by email at irelations@Entegris.com or by phone at +1 978-436-6500. Copies of the documents filed with the SEC by CMC are available free of charge on CMC’s website at www.CMCmaterials.com/investors or by contacting CMC’s Investor Relations Department by email at investors@CMCmaterials.com by phone at +1 630-499-2600.

PARTICIPANTS IN THE SOLICITATION

Entegris, CMC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Entegris Transaction. Information about the directors and executive officers of Entegris is set forth in Entegris’ in the definitive proxy statement/prospectus included in the Registration Statement, and Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 5, 2021. Information about the directors and executive officers of CMC is set forth in the definitive proxy statement/prospectus included in the Registration Statement, and CMC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, which was filed with the SEC on November 12, 2021 and amended by the Form 10-K/A filed with the SEC on January 19, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC regarding the Entegris Transaction when such materials become available. Investors should read the Registration Statement and the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Entegris or CMC using the sources indicated above.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

CMC MATERIALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Revenue	$317,046	$311,924	$287,863
Cost of sales	191,210	189,601	164,959
Gross profit	125,836	122,323	122,904

Operating expenses:
Research, development and technical	13,328	15,188	12,428
Selling, general and administrative	56,483	58,186	55,920
Impairment charges	9,435	11,734	7,347
Entegris Transaction-related expenses	6,050	—	—
Total operating expenses	85,296	85,108	75,695

Operating income	40,540	37,215	47,209

Interest expense, net	9,743	9,740	9,585
Other (expense) income, net	(152)	(1,671)	1,452
Income before income taxes	30,645	25,804	39,076

Provision for income taxes	3,217	9,745	7,546

Net income	$27,428	$16,059	$31,530

Basic earnings per share	$0.96	$0.56	$1.08

Diluted earnings per share	$0.95	$0.55	$1.07

Weighted average basic shares outstanding	28,451	28,922	29,123

Weighted average diluted shares outstanding	28,821	29,261	29,598

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	December 31, 2021	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$200,023	$185,979
Accounts receivable, net	166,957	150,099
Inventories	174,445	173,464
Prepaid expenses and other current assets	32,387	25,439
Total current assets	573,812	534,981

Property, plant and equipment, net	351,602	354,771
Other long-term assets	1,233,705	1,261,133
Total assets	$2,159,119	$2,150,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,478	$52,748
Current portion of long-term debt	13,313	13,313
Accrued expenses and other current liabilities	121,263	139,797
Total current liabilities	194,054	205,858

Long-term debt, net of current portion	901,093	903,031
Other long-term liabilities	161,152	163,059
Total liabilities	1,256,299	1,271,948

Stockholders' equity	902,820	878,937
Total liabilities and stockholders' equity	$2,159,119	$2,150,885

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited and amounts in thousands)

	Three months ended December 31,
	2021	2020
Net cash provided by operating activities	$45,232	$54,038

Cash flows from investing activities:
Additions to property, plant and equipment	(13,193)	(11,939)
Proceeds from the sale of assets	5	353
Net cash used in investing activities	(13,188)	(11,586)

Cash flows from financing activities:
Dividends paid	(13,375)	(13,260)
Proceeds from issuance of stock	13,204	5,023
Repurchases of common stock under Share Repurchase Program	(10,600)	(9,201)
Repurchases of common stock withheld for taxes	(3,339)	(5,220)
Repayment of long-term debt	(2,663)	(2,663)
Other financing activities	(232)	(43)
Net cash used in financing activities	(17,005)	(25,364)

Effect of exchange rate changes on cash	(995)	4,453
Increase in cash and cash equivalents	14,044	21,541
Cash and cash equivalents at beginning of period	185,979	257,354
Cash and cash equivalents at end of period	$200,023	$278,895

CMC MATERIALS, INC.
SEGMENT REVENUE AND ADJUSTED EBITDA
(Unaudited and amounts in thousands)

	Three Months Ended December 31,
	2021	2020
Segment Revenue:
Electronic Materials:
CMP slurries	$146,141	$134,721
Electronic chemicals	91,139	80,006
CMP pads	24,039	22,071
Materials technologies	6,332	—
Total Electronic Materials	267,651	236,798

Performance Materials:
PIM	26,635	25,907
Wood treatment	14,958	17,323
QED	7,802	7,835
Total Performance Materials	49,395	51,065

Consolidated Revenue	$317,046	$287,863

Segment adjusted EBITDA:
Electronic Materials	$88,082	$80,756
Performance Materials	15,001	22,975
Unallocated corporate expenses	(11,196)	(12,175)
Consolidated adjusted EBITDA	$91,887	$91,556

CMC MATERIALS, INC.
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended December 31,
	2021		2020
Net income	$27,428	$0.95	$31,530	$1.07
Amortization of acquisition related intangibles	19,645	0.68	20,201	0.68
Impairment charges	9,435	0.33	7,347	0.25
Entegris Transaction-related expenses	6,050	0.21	—	—
Future Forward-related expenses	2,979	0.11	—	—
Acquisition and integration-related expenses	307	0.01	2,369	0.08
Net costs related to restructuring of wood treatment business	26	—	26	—
Costs related to Pandemic, net of grants received	—	—	1,262	0.04
Tax effect on adjustments to net income[1]	(6,498)	(0.23)	(5,948)	(0.20)
Adjusted Net income	$59,372	$2.06	$56,787	$1.92
Diluted common shares outstanding		28,821		29,598

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit and Gross Margin
	Three Months Ended December 31,
	2021	2020
Revenue	$317,046	$287,863
Cost of sales	191,210	164,959
Gross profit	$125,836	$122,904
Gross margin	39.7%	42.7%
Adjustments:
Amortization of acquisition related intangibles	3,763	3,232
Future Forward-related expenses	969	—
Net costs related to restructuring of wood treatment business	26	26
Costs related to the Pandemic, net of grants received	—	1,176
Adjusted gross profit	$130,594	$127,338
Adjusted gross margin	41.2%	44.2%

Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended December 31,
	2021	2020
Research, development and technical	$13,328	$12,428
Selling, general, and administrative	56,483	55,920
Impairment charges	9,435	7,347
Entegris Transaction-related expenses	6,050	—
Operating expenses	$85,296	$75,695
Adjustments:
Amortization of acquisition related intangibles[2]	(15,882)	(16,969)
Impairment charges	(9,435)	(7,347)
Entegris Transaction-related expenses	(6,050)	—
Future Forward-related expenses[2]	(2,010)	—
Acquisition and integration-related expenses[2]	(307)	(2,369)
Costs related to the Pandemic, net of grants received[2]	—	(86)
Adjusted operating expenses	$51,612	$48,924

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and EBITDA Margin
	Three Months Ended December 31,
	2021	2020
Net income	$27,428	$31,530
Interest expense, net	9,743	9,585
Provision for income taxes	3,217	7,546
Depreciation & amortization	32,702	31,891
EBITDA	73,090	80,552
EBITDA margin	23.1%	28.0%

Adjustments (pre-tax):
Impairment charges	9,435	7,347
Entegris Transaction-related expenses	6,050	—
Future Forward-related expenses	2,979	—
Acquisition and integration-related expenses	307	2,369
Net costs related to restructuring of wood treatment business	26	26
Costs related to the Pandemic, net of grants received	—	1,262
Adjusted EBITDA	$91,887	$91,556
Adjusted EBITDA margin	29.0%	31.8%

Fiscal Year 2022 Guidance Reconciliation[3]
	Fiscal Year 2022
	Low	High
Net income	$126,000	$150,000
Interest expense, net[4]	39,000	39,000
Provision for income taxes[4]	34,000	40,000
Depreciation[4]	53,000	53,000
Amortization	85,000	85,000
EBITDA (Consolidated)	$337,000	$367,000
Impairment charges[5]	9,435	9,435
Entegris Transaction-related expenses[5]	6,050	6,050
Future Forward-related expenses[5]	2,979	2,979
Acquisition and integration-related expenses[5]	307	307
Net costs related to restructuring of wood treatment business[5]	26	26
Adjusted EBITDA Guidance - Consolidated	$355,797	$385,797
1 Tax effect on the adjustments were calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.
2 Adjustment is related to the Selling, general and administrative expenses.
3 This is a reconciliation of our indicated full year net income to our adjusted EBITDA. The amounts above may not reflect certain future charges costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.
4 Amounts represent the mid-point of the financial guidance provided on February 2, 2022.
5 Amounts represent actual Non-GAAP adjustments through the first quarter of fiscal 2022.